Exhibit 99.1
CRITEO REPORTS STRONG SECOND     QUARTER 2022 RESULTS

Completed the Acquisition of IPONWEB, a Market-Leading AdTech Platform Company
Raises 2022 Contribution ex-TAC Guidance with IPONWEB Acquisition
Announces Investor Day on September 26, 2022

NEW YORK - August 3, 2022 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced the completion of its acquisition of IPONWEB and financial results for the three and six months ended June 30, 2022.

Completion of the Acquisition of IPONWEB

Criteo completed the acquisition of IPONWEB, a market-leading AdTech platform company with world-class media trading capabilities, on August 1, 2022.

With this strategic acquisition, Criteo accelerates its Commerce Media Platform strategy to better serve its enterprise marketers – and their agency partners – by leveraging IPONWEB's well-established Demand Side Platform (DSP) and Supply Side Platform (SSP) solutions. This acquisition also expands monetization opportunities for all media owners, including retailers, and provides critical capabilities for first-party data management across the ecosystem.

On December 9, 2021, Criteo announced that it had entered into exclusive negotiations to acquire IPONWEB for $380 million, made up of $305 million in cash and $75 million in treasury shares. In accordance with the revised terms of the transaction, Criteo acquired IPONWEB for $250 million, subject to customary purchase price adjustments, made up of approximately $180 million paid in cash and approximately $70 million paid in Criteo treasury shares at closing, plus potential earnout consideration of up to $100 million to be paid in cash over the next eighteen months subject to certain financial and other performance milestones. The restructured transaction also excludes IPONWEB’s subsidiary in Russia.

Second Quarter 2022 Financial Highlights:

The following table summarizes our consolidated financial results for the three and six months ended June 30, 2022:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$495	$551	(10)%	$1,006	$1,092	(8)%
Gross Profit	$185	$183	1%	$369	$362	2%
Net Income	$18	$15	18%	$39	$38	1%
Gross Profit margin	37%	33%	4ppt	37%	33%	4ppt
Diluted EPS	$0.27	$0.23	17%	$0.60	$0.58	3%
Cash from operating activities	$14	$26	(47)%	$89	$104	(14)%
Cash and cash equivalents	$563	$490	15%	$563	$490	15%

Non-GAAP Results[1]
Contribution ex-TAC	$215	$220	(3)%	$431	$434	(1)%
Contribution ex-TAC margin	43%	40%	3ppt	43%	40%	3ppt
Adjusted EBITDA	$50	$67	(26)%	$113	$143	(21)%
Adjusted diluted EPS	$0.58	$0.63	(8)%	$1.11	$1.31	(15)%
Free Cash Flow (FCF)	$(1)	$13	(111)%	$68	$77	(12)%
FCF / Adjusted EBITDA	(3)%	20%	(23)ppt	60%	54%	6ppt

___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.

“Our second quarter performance demonstrates our team's strong execution and the value we bring to our clients,” said Megan Clarken, Chief Executive Officer of Criteo. “We are thrilled to welcome IPONWEB to Criteo. Together with IPONWEB, we expect to have significant scale and differentiated first-party data capabilities to meet the fast-growing demand for Commerce and Retail Media solutions on the open internet.”

Operating Highlights

•On August 1st, we completed the acquisition of IPONWEB for $250 million, including approximately $180 million paid in cash and approximately $70 million paid in Criteo treasury shares at closing, plus potential earnout consideration of up to $100 million.
•Retail Media Contribution ex-TAC grew 42% year-over-year at constant currency2, and same-retailer Contribution ex-TAC3 for Retail Media increased 37% year-over-year.
•Marketing Solutions Contribution ex-TAC grew 2% year-over-year at constant currency2.
•We expanded our platform adoption with large retailers and marketplaces, including Bloomingdale’s, Deliveroo and Lowe's Canada.
•We rolled out our API Partner Program in EMEA and added ChannelAdvisor as an API Partner in the U.S.
•The French Competition Authority issued a favorable decision that will restore Criteo's partner status and partner access to Meta ad inventory globally.
•Criteo's activated media spend4 by the Commerce Media Platform for marketers and media owners was over $2.8 billion in the last 12 months and $676 million in Q2, growing 9% at constant currency2.
•We had 725 million Daily Active Users (DAUs), over 60% of which on the web are addressable through media owners we have direct access to, as we continue to build Criteo's first-party commerce media network.
•In July 2022, we signed a mandate letter and term sheet, subject to customary conditions, for an expanded €407 million ($418 million) revolving credit facility.

Financial Summary

Revenue for Q2 2022 was $495 million, gross profit was $185 million and Contribution ex-TAC was $215 million. Net income for Q2 was $18 million, or $0.27 per share on a diluted basis. Adjusted EBITDA for Q2 was $50 million, resulting in an adjusted diluted EPS of $0.58. As reported, Revenue for Q2 decreased by 10%, gross profit increased 1% and Contribution ex-TAC decreased by 3%. At constant currency, Revenue for Q2 decreased by 3% and Contribution ex-TAC increased by 7%. Cash flow from operating activities was $14 million and Free Cash Flow was $(1) million in Q2. As of June 30, 2022, we had $573 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “Strong growth in our Retail Media and Audience Targeting solutions, and resilient performance in our retargeting solutions delivered 7% growth in Contribution ex-TAC at constant currency, despite a slower macro environment and the suspension of our Russia operations. We are on pace to deliver sustainable and profitable growth in 2022 and we remain confident in our long-term growth outlook. With our strategic acquisition of IPONWEB and our share buyback program, we are deploying our capital to accelerate growth and drive near- and long-term shareholder value.”

Second Quarter 2022 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by 10% year-over-year in Q2 2022, or 3% at constant currency, to $495 million (Q2 2021: $551 million). Gross profit increased by 1% year-over-year in Q2 2022 to $203 million (Q2 2021: $183 million). Gross profit as a percentage of revenue, or gross profit margin, was 37% (Q2 2021: 33%). Contribution ex-TAC in the second quarter decreased 3% year-over-year, or increased 7% at constant currency, to $215 million (Q2 2021: $220 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 43% (Q2 2021: 40%), up 300 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Company's platform.

•Marketing Solutions revenue decreased 10%, or decreased 2% at constant currency, and Marketing Solutions Contribution ex-TAC decreased 8%, or increased 2% at constant currency, driven by healthy demand from Retail clients and a rebound in Travel, partially offset by anticipated identity and privacy changes and the suspension of the Company's operations in Russia.
•Retail Media revenue decreased 14%, or 12% at constant currency, reflecting the impact related to the ongoing client migration to the Company's platform. Retail Media Contribution ex-TAC increased 36%, or 42% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.

___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Same-client profitability or Contribution ex-TAC is the profitability or Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Activated media spend is defined as the sum of our Marketing Solutions revenue and the media spend activated on behalf of our Retail Media clients.

Net Income and Adjusted Net Income

Net income was $18 million in Q2 2022 (Q2 2021: $15 million). Net income margin as a percentage of revenue was 4% (Q2 2021: 3%). Net income available to shareholders of Criteo was $17 million, or $0.27 per share on a diluted basis (Q2 2021: $15 million, or $0.23 per share on a diluted basis).

Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs and the tax impact of these adjustments, was $36 million, or $0.58 per share on a diluted basis (Q2 2021: $41 million, or $0.63 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $50 million, in line with the Company's guidance, representing a decrease of 26% year-over-year (Q2 2021: $67 million). This was driven by planned growth investments, including investments in our people and marketing events, partially offset by higher Contribution ex-TAC over the period. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 23% (Q2 2021: 31%).

Operating expenses increased 8% year-over-year to $176 million (Q2 2021: $163 million), mostly driven by higher headcount-related expense, including equity awards compensation expense, balanced with effective cost management. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, acquisition-related costs, restructuring related and transformation costs, and depreciation and amortization, which we refer to as Non-GAAP operating expenses, increased by 13% or $17 million, to $148 million (Q2 2021: $131 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities decreased 47% year-over-year to $14 million in Q2 2022 (Q2 2021: $26 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased to $(1) million in Q2 2022 (Q2 2021: $13 million).

Cash and cash equivalents increased $47 million compared to December 31, 2021 to $563 million, after spending approximately $21 million on share repurchases in the second quarter of 2022.

As of June 30, 2022, the Company had total financial liquidity of approximately $1 billion, including its cash position, marketable securities, Revolving Credit Facility and treasury shares reserved for M&A.

2022 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of August 3, 2022.

Third quarter 2022 guidance:
•We expect Contribution ex-TAC between $223 million and $229 million, or year-over-year growth at constant-currency of +12% to +15%, including the contribution from our IPONWEB acquisition.
•We expect Adjusted EBITDA between $48 million and $53 million.

Fiscal year 2022 guidance:
•We now expect Contribution ex-TAC to grow by 11% to 14% at constant currency, including the contribution from our IPONWEB acquisition.
•We now to expect an Adjusted EBITDA margin of approximately 30% to 31% of Contribution ex-TAC and a Free Cash Flow conversion rate of about 45% of Adjusted EBITDA.

The above guidance for the third quarter and fiscal year ending December 31, 2022 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.943, a U.S. dollar-Japanese Yen rate of 127, a U.S. dollar-British pound rate of 0.797, a U.S. dollar-Korean Won rate of 1,190 and a U.S. dollar-Brazilian real rate of 5.30.

The above guidance assumes that no additional acquisitions are completed during the third quarter of 2022 or the fiscal year ended December 31, 2022.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

New Revolving Credit Facility

Criteo signed a mandate letter and term sheet, subject to customary conditions, for an expanded €407 million ($418 million), five-year revolving credit facility, which would replace the Company's prior €294 million ($305 million) facility. The mandate letter and term sheet were signed on July 29, 2022 and the Company expects to enter into a definitive agreement in the third quarter. The increased borrowing capacity reflects Criteo's financial strength and growth outlook.

Investor Day

Criteo also announced today that it will host an Investor Day in New York City on September 26, 2022. The Investor Day will be an opportunity for the Company to provide an update on its mid-term financial outlook.

Update to Constant Currency Calculation Methodology

Beginning in the second quarter of 2022, the Company updated its methodology for calculating results on a constant currency basis, which are non-GAAP measures. The Company will use the prior year’s monthly exchange rates where the settlement or billing currencies are in currencies other than US dollars. The Q1 2022 constant currency results have been revised consistent with this updated methodology.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business.

Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs and restructuring related and transformation costs.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, depreciation and amortization expense, acquisition-related costs and restructuring related and transformation costs, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2022 and the year ending December 31, 2022, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, including the successful integration of our acquisition of IPONWEB, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of the invasion of Ukraine by Russia, including resulting sanctions, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2022, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic continues to have, and inflation and rising interest rates in the U.S. could have, an impact on Criteo's business, financial condition, cash flow and results of operations. There are uncertainties about the duration and the extent of the impact of the COVID-19 pandemic.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, August 3, 2022, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 855 209 8212
•International:            +1 412 317 0788
•France                080-510-2319

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects 22,000 marketers and thousands of media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$562,546	$515,527
Trade receivables, net of allowances of $50.5 million and $45.4 million at June 30, 2022 and December 31, 2021, respectively	490,643	581,988
Income taxes	19,888	8,784
Other taxes	68,608	73,388
Other current assets	39,240	34,182
Marketable securities - current portion	10,000	50,299
Total current assets	1,190,925	1,264,168
Property, plant and equipment, net	124,133	139,961
Intangible assets, net	78,018	82,627
Goodwill	322,972	329,699
Right of Use Asset - operating lease	108,563	120,257
Marketable securities - non current portion	—	5,000
Non-current financial assets	4,908	6,436
Deferred tax assets	26,288	35,443
Total non-current assets	664,882	719,423
Total assets	$1,855,807	$1,983,591

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$400,058	$430,245
Contingencies	2,410	3,059
Income taxes	3,791	6,641
Financial liabilities - current portion	255	642
Lease liability - operating - current portion	32,110	34,066
Other taxes	50,589	60,236
Employee - related payables	70,435	98,136
Other current liabilities	44,390	39,523
Total current liabilities	604,038	672,548
Deferred tax liabilities	2,907	3,053
Defined benefit plans	3,213	5,531
Financial liabilities - non current portion	334	360
Lease liability - operating - non current portion	82,984	93,893
Other non-current liabilities	4,859	9,886
Total non-current liabilities	94,297	112,723
Total liabilities	698,335	785,271
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 65,794,032 and 65,883,347 shares authorized, issued and outstanding at June 30, 2022 and December 31, 2021, respectively.	2,147	2,149
Treasury stock, 5,265,393 and 5,207,873 shares at cost as of June 30, 2022 and December 31, 2021, respectively.	(148,509)	(131,560)
Additional paid-in capital	750,774	731,248
Accumulated other comprehensive income (loss)	(106,293)	(40,294)
Retained earnings	628,198	601,588
Equity - attributable to shareholders of Criteo S.A.	1,126,317	1,163,131
Non-controlling interests	31,155	35,189
Total equity	1,157,472	1,198,320
Total equity and liabilities	$1,855,807	$1,983,591

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change

Revenue	$495,090	$551,311	(10)%	$1,005,657	$1,092,388	(8)%

Cost of revenue
Traffic acquisition cost	(280,565)	(331,078)	(15)%	(574,215)	(658,745)	(13)%
Other cost of revenue	(29,550)	(37,364)	(21)%	(62,443)	(72,076)	(13)%

Gross profit	184,975	182,869	1%	368,999	361,567	2%

Operating expenses:
Research and development expenses	(41,496)	(41,915)	(1)%	(75,523)	(73,612)	3%
Sales and operations expenses	(99,313)	(80,751)	23%	(188,312)	(160,105)	18%
General and administrative expenses	(34,988)	(40,474)	(14)%	(68,324)	(73,902)	(8)%
Total Operating expenses	(175,797)	(163,140)	8%	(332,159)	(307,619)	8%
Income from operations	9,178	19,729	(53)%	36,840	53,948	(32)%
Financial and Other income (expense)	16,412	(519)	NM	20,442	(1,237)	NM
Income before taxes	25,590	19,210	33%	57,282	52,711	9%
Provision for income taxes	(7,916)	(4,181)	89%	(18,330)	(14,232)	29%
Net Income	$17,674	$15,029	18%	$38,952	$38,479	1%

Net income available to shareholders of Criteo S.A.	$17,033	$14,804	15%	$37,620	$37,210	1%
Net income available to non-controlling interests	$641	$225	NM	$1,332	$1,269	5%

Weighted average shares outstanding used in computing per share amounts:
Basic	60,240,344	60,663,301		60,488,429	60,702,780
Diluted	62,303,670	64,665,212		62,957,718	64,371,603

Net income allocated to shareholders per share:
Basic	$0.28	$0.24	17%	$0.62	$0.61	2%
Diluted	$0.27	$0.23	17%	$0.60	$0.58	3%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change
Net income	$17,674	$15,029	18%	$38,952	$38,479	1%
Non-cash and non-operating items	12,854	35,888	(64)%	47,580	65,905	(28)%
- Amortization and provisions	22,207	25,161	(12)%	48,818	42,386	15%
- Equity awards compensation expense (1)	12,021	11,670	3%	21,510	18,885	14%
- Net gain or (loss) on disposal of non-current assets	(705)	14	NM	(696)	3,959	NM
- Change in deferred taxes	5,055	(2,693)	NM	7,923	2,305	NM
- Change in income taxes	(14,246)	1,724	NM	(14,678)	(1,655)	NM
- Other	(11,478)	12	NM	(15,297)	25	NM
Changes in working capital related to operating activities	(16,556)	(24,557)	(33)%	2,370	(662)	NM
- (Increase) / Decrease in trade receivables	(27,262)	(21,031)	30%	65,476	26,195	NM
- Increase / (Decrease) in trade payables	32,695	(9,266)	NM	(16,977)	(19,906)	(15)%
- (Increase) / Decrease in other current assets	4,352	(137)	NM	(14,595)	(5,187)	NM
- Increase / (Decrease) in other current liabilities	(28,131)	3,458	NM	(31,313)	(1,069)	NM
- Change in operating lease liabilities and right of use assets	1,790	2,419	(26)%	(221)	(695)	(68)%
CASH FROM OPERATING ACTIVITIES	13,972	26,360	(47)%	88,902	103,722	(14)%
Acquisition of intangible assets, property, plant and equipment	(21,937)	(15,663)	40%	(32,794)	(27,616)	19%
Change in accounts payable related to intangible assets, property, plant and equipment	6,485	2,535	NM	11,778	708	NM
Payment for businesses, net of cash acquired	—	(9,598)	NM	—	(9,598)	NM
Change in other non-current financial assets	21,822	(17,056)	NM	44,311	(20,308)	NM
CASH USED FOR (FROM) INVESTING ACTIVITIES	6,370	(39,782)	NM	23,295	(56,814)	NM
Proceeds from borrowings under line-of-credit agreement	—	—	NM	78,513	—	NM
Repayment of borrowings	—	(1,090)	NM	(78,513)	(1,272)	NM
Proceeds from exercise of stock options	80	7,501	(99)%	351	9,575	(96)%
Repurchase of treasury stocks	(21,030)	(29,999)	(30)%	(29,334)	(34,929)	(16)%
Change in other financial liabilities	7,808	(370)	NM	14,474	(748)	NM
CASH USED FOR FINANCING ACTIVITIES	(13,142)	(23,958)	(45)%	(14,509)	(27,374)	(47)%
Effect of exchange rates changes on cash and cash equivalents	(33,996)	6,841	NM	(50,669)	(18,024)	NM
Net increase in cash and cash equivalents	(26,796)	(30,539)	(12)%	47,019	1,510	NM
Net cash and cash equivalents at beginning of period	589,342	520,060	13%	515,527	488,011	6%
Net cash and cash equivalents at end of period	$562,546	$489,521	15%	$562,546	$489,521	15%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(17,107)	$(5,150)	232%	$(25,085)	$(13,582)	85%
Cash paid for interest	$(261)	$(369)	(29)%	$(626)	$(736)	(15)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $11.5 million and $11.2 million of equity awards compensation expense for the quarter ended June 30, 2022 and 2021, respectively, and $20.6 million and $18.0 million of equity awards compensation for the six months ended June, 30, 2022 and 2021, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change

CASH FROM OPERATING ACTIVITIES	$13,972	$26,360	(47)%	$88,902	$103,722	(14)%
Acquisition of intangible assets, property, plant and equipment	(21,937)	(15,663)	40%	(32,794)	(27,616)	19%
Change in accounts payable related to intangible assets, property, plant and equipment	6,485	2,535	NM	11,778	708	NM
FREE CASH FLOW (1)	$(1,480)	$13,232	(111)%	$67,886	$76,814	(12)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change

Gross Profit	184,975	182,869	1%	368,999	361,567	2%

Other Cost of Revenue	29,550	37,364	(21)%	62,443	72,076	(13)%

Contribution ex-TAC (1)	$214,525	$220,233	(3)%	$431,442	$433,643	(1)%

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures. The above table provides a reconciliation of Contribution ex-TAC to gross profit.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Segment	2022	2021	YoY Change	YoY Change at Constant Currency (3)	2022	2021	YoY Change	YoY Change at Constant Currency
Revenue
Marketing Solutions	$440,423	$487,465	(10)%	(2)%	$904,311	$970,655	(7)%	(0.5)%
Retail Media (2)	54,667	63,846	(14)%	(12)%	101,346	121,733	(17)%	(15)%
Total	495,090	551,311	(10)%	(3)%	1,005,657	1,092,388	(8)%	(2)%

Contribution ex-TAC
Marketing Solutions	177,969	193,333	(8)%	2%	364,057	385,650	(6)%	3%
Retail Media (2)	36,556	26,900	36%	42%	67,385	47,993	40%	45%
Total (1)	$214,525	$220,233	(3)%	7%	$431,442	$433,643	(1)%	8%

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures. The above table provides a reconciliation of Contribution ex-TAC to gross profit.

(2) Criteo operates as two reportable segments as of December 31, 2021. The table above presents the operating results of our Marketing Solutions and Retail Media segments. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, and reported under the retail media segment, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Contribution ex-TAC margin is expected to increase. Contribution ex-TAC is not impacted by this transition.

(3) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change
Net income	$17,674	$15,029	18%	$38,952	$38,479	1%
Adjustments:
Financial (Income) expense	(15,924)	519	NM	(19,954)	1,237	NM
Provision for income taxes	7,916	4,181	89%	18,330	14,232	29%
Equity awards compensation expense	12,020	11,669	3%	21,510	19,551	10%
Research and development	5,578	4,218	32%	9,545	6,714	42%
Sales and operations	2,550	3,636	(30)%	5,118	6,005	(15)%
General and administrative	3,892	3,815	2%	6,847	6,832	—%
Pension service costs	264	337	(22)%	539	675	(20)%
Research and development	136	175	(22)%	278	350	(21)%
Sales and operations	39	53	(26)%	79	106	(25)%
General and administrative	89	109	(18)%	182	219	(17)%
Depreciation and amortization expense	20,141	22,491	(10)%	42,285	44,345	(5)%
Cost of revenue (data center equipment)	12,625	15,744	(20)%	27,257	30,988	(12)%
Research and development	3,181	2,207	44%	6,474	3,960	63%
Sales and operations	3,729	3,702	1%	7,338	7,656	(4)%
General and administrative	606	838	(28)%	1,216	1,741	(30)%
Acquisition-related costs	1,977	3,047	(35)%	4,521	3,047	48%
Sales and operations	178	—	NM	178	—	NM
General and administrative	1,799	3,047	(41)%	4,343	3,047	43%
Restructuring related and transformation (gain) costs (1)	5,925	9,996	(41)%	6,635	21,632	(69)%
Cost of revenue	—	—	NM	—	—	NM
Research and development	1,029	4,831	(79)%	1,038	6,267	(83)%
Sales and operations	4,076	1,551	NM	4,532	8,918	(49)%
General and administrative	820	3,614	(77)%	1,065	6,447	(83)%
Total net adjustments	32,319	52,240	(38)%	73,866	104,719	(29)%
Adjusted EBITDA (2)	$49,993	$67,269	(26)%	$112,818	$143,198	(21)%

(1) For the three months and the six months ended June 2022, and June 2021, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its Commerce Media Platform strategy:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
(Gain) from forfeitures of share-based compensation awards	—	—	—	(666)
Facilities related (gain) costs	753	9,721	1,286	16,337
Payroll related (gain) costs	4,992	(181)	4,992	4,971
Consulting costs related to transformation	180	456	357	990
Total restructuring related and transformation (gain) costs	$5,925	$9,996	$6,635	$21,632
For the three months ended and the six months ended June 30, 2022 and June 30, 2021, respectively, the cash outflows related to restructuring related and transformation costs were $2.3 million, and $10.3 million and 3.1 million, and $16.5 million respectively, and were mainly comprised of payroll costs, broker and termination penalties related to real-estate facilities and other consulting fees.

(2) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, depreciation and amortization expense and restructuring related and transformation costs. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, and restructuring related and transformation costs in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change
Research and Development expenses	$(41,496)	$(41,915)	(1)%	$(75,523)	$(73,612)	3%
Equity awards compensation expense	5,578	4,218	32%	9,545	6,714	42%
Depreciation and Amortization expense	3,181	2,207	44%	6,474	3,960	63%
Pension service costs	136	175	(22)%	278	350	(21)%
Restructuring related and transformation (gain) costs	1,029	4,831	(79)%	1,038	6,267	(83)%
Non GAAP - Research and Development expenses	(31,572)	(30,484)	4%	(58,188)	(56,321)	3%
Sales and Operations expenses	(99,313)	(80,751)	23%	(188,312)	(160,105)	18%
Equity awards compensation expense	2,550	3,636	(30)%	5,118	6,005	(15)%
Depreciation and Amortization expense	3,729	3,702	1%	7,338	7,656	(4)%
Pension service costs	39	53	(26)%	79	106	(25)%
Acquisition-related costs	178	—	NM	178	—	NM
Restructuring related and transformation (gain) costs	4,076	1,551	NM	4,532	8,918	(49)%
Non GAAP - Sales and Operations expenses	(88,741)	(71,809)	24%	(171,067)	(137,420)	24%
General and Administrative expenses	(34,988)	(40,474)	(14)%	(68,324)	(73,902)	(8)%
Equity awards compensation expense	3,892	3,815	2%	6,847	6,832	—%
Depreciation and Amortization expense	606	838	(28)%	1,216	1,741	(30)%
Pension service costs	89	109	(18)%	182	219	(17)%
Acquisition-related costs	1,799	3,047	(41)%	4,343	3,047	43%
Restructuring related and transformation (gain) costs	820	3,614	(77)%	1,065	6,447	(83)%
Non GAAP - General and Administrative expenses	(27,782)	(29,051)	(4)%	(54,671)	(55,616)	(2)%
Total Operating expenses	(175,797)	(163,140)	7.8%	(332,159)	(307,619)	8.0%
Equity awards compensation expense	12,020	11,669	3%	21,510	19,551	10%
Depreciation and Amortization expense	7,516	6,747	11%	15,028	13,357	13%
Pension service costs	264	337	(22)%	539	675	(20)%
Acquisition-related costs	1,977	3,047	(35)%	4,521	3,047	48%
Restructuring related and transformation (gain) costs	5,925	9,996	(41)%	6,635	21,632	(69)%
Total Non GAAP Operating expenses (1)	$(148,095)	$(131,344)	13%	$(283,926)	$(249,357)	14%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change
Equity awards compensation expense
Research and development	$5,578	$4,218	32%	$9,545	$6,714	42%
Sales and operations	2,550	3,636	(30)%	5,118	6,005	(15)%
General and administrative	3,892	3,815	2%	6,847	6,832	—%
Total equity awards compensation expense	12,020	11,669	3%	21,510	19,551	10%

Pension service costs
Research and development	136	175	(22)%	278	350	(21)%
Sales and operations	39	53	(26)%	79	106	(25)%
General and administrative	89	109	(18)%	182	219	(17)%
Total pension service costs	264	337	(22)%	539	675	(20)%

Depreciation and amortization expense
Cost of revenue (data center equipment)	12,625	15,744	(20)%	27,257	30,988	(12)%
Research and development	3,181	2,207	44%	6,474	3,960	63%
Sales and operations	3,729	3,702	1%	7,338	7,656	(4)%
General and administrative	606	838	(28)%	1,216	1,741	(30)%
Total depreciation and amortization expense	20,141	22,491	(10)%	42,285	44,345	(5)%

Acquisition-related costs
Research and development	—	—	NM	—	—	NM
Sales and operations	178	—	NM	178	—	NM
General and administrative	1,799	3,047	(41)%	4,343	3,047	43%
Total acquisition-related costs	1,977	3,047	(35)%	4,521	3,047	48%

Restructuring related and transformation (gain) costs
Research and development	1,029	4,831	(79)%	1,038	6,267	(83)%
Sales and operations	4,076	1,551	NM	4,532	8,918	(49)%
General and administrative	820	3,614	(77)%	1,065	6,447	(83)%
Total restructuring related and transformation (gain) costs	$5,925	$9,996	(41)%	$6,635	$21,632	(69)%

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change

Net income	$17,674	$15,029	18%	$38,952	$38,479	1%
Adjustments:
Equity awards compensation expense	12,020	11,669	3%	21,510	19,551	10%
Amortization of acquisition-related intangible assets	3,614	2,936	23%	7,322	5,871	25%
Acquisition-related costs	1,977	3,047	(35)%	4,521	3,047	48%
Restructuring related and transformation (gain) costs	5,925	9,996	(41)%	6,635	21,632	(69)%
Tax impact of the above adjustments (1)	(5,373)	(1,821)	NM	(9,329)	(4,572)	NM
Total net adjustments	18,163	25,827	(30)%	30,659	45,529	(33)%
Adjusted net income (2)	$35,837	$40,856	(12)%	$69,611	$84,008	(17)%

Weighted average shares outstanding
- Basic	60,240,344	60,663,301		60,488,429	60,702,780
- Diluted	62,303,670	64,665,212		62,957,718	64,371,603

Adjusted net income per share
- Basic	$0.59	$0.67	(12)%	$1.15	$1.38	(17)%
- Diluted	$0.58	$0.63	(8)%	$1.11	$1.31	(15)%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs, and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition-related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	YoY Change	2022	2021	YoY Change

Gross Profit as reported	$184,975	$182,869	1%	$368,999	$361,567	2%

Other cost of revenue as reported	(29,550)	(37,364)	(21)%	(62,443)	(72,076)	(13)%

Contribution ex-TAC as reported(2)	214,525	220,233	(3)%	431,442	433,643	(1)%
Conversion impact U.S. dollar/other currencies	21,129	—		34,908	—
Contribution ex-TAC at constant currency(2)	235,654	220,233	7%	466,350	433,643	8%
Contribution ex-TAC(2)/Revenue as reported	43%	40%		43%	40%

Traffic acquisition costs as reported(2)	(280,565)	(331,078)	(15)%	(574,215)	(658,745)	(13)%
Conversion impact U.S. dollar/other currencies	(17,401)	—		(28,811)	—
Traffic acquisition costs at constant currency(2)	(297,966)	(331,078)	(10)%	(603,026)	(658,745)	(8)%

Revenue as reported(2)	495,090	551,311	(10)%	1,005,657	1,092,388	(8)%
Conversion impact U.S. dollar/other currencies	38,530	—		63,719	—
Revenue at constant currency(2)	$533,620	$551,311	(3)%	$1,069,376	$1,092,388	(2)%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Contribution ex-TAC to Gross Profit" for a reconciliation of Contribution ex-TAC to gross profit..

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	2022	2021
Shares outstanding as at January 1,	60,675,474	60,639,570
Weighted average number of shares issued during the period	(187,045)	63,210
Basic number of shares - Basic EPS basis	60,488,429	60,702,780
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,469,289	3,668,823
Diluted number of shares - Diluted EPS basis	62,957,718	64,371,603

Shares issued as June 30, before Treasury stocks	65,794,032	66,697,360
Treasury stock as of June 30,	(5,265,393)	(6,080,008)
Shares outstanding as of June 30, after Treasury stocks	60,528,639	60,617,352
Total dilutive effect of share options, warrants, employee warrants	6,874,991	8,438,680
Fully diluted shares as at June 30,	67,403,630	69,056,032

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Clients	2%	0.5%	21,711	21,597	21,745	21,747	21,332	20,626	21,460	20,565	20,359

Revenue	(10)%	(3)%	495,090	510,567	653,267	508,580	551,311	541,077	661,282	470,345	437,614
Americas	(4)%	9%	213,340	194,847	287,270	204,428	221,227	203,900	312,817	204,618	185,674
EMEA	(15)%	(9)%	176,867	193,954	234,559	188,354	209,303	212,096	232,137	167,800	159,621
APAC	(13)%	(14)%	104,883	121,766	131,438	115,798	120,781	125,081	116,328	97,927	92,319

Revenue	(10)%	(3)%	495,090	510,567	653,267	508,580	551,311	541,077	661,282	470,345	437,614
Marketing Solutions	(10)%	(5)%	440,423	463,888	577,962	458,622	487,465	483,190	543,262	412,126	381,270
Retail Media (2)	(14)%	17%	54,667	46,679	75,305	49,958	63,846	57,887	118,020	58,219	56,344

TAC	(15)%	(4)%	(280,565)	(293,650)	(377,076)	(297,619)	(331,078)	(327,667)	(408,108)	(284,401)	(257,698)
Marketing Solutions	(11)%	(6)%	(262,454)	(277,800)	(349,584)	(276,498)	(294,132)	(290,873)	(324,017)	(243,616)	(218,990)
Retail Media (2)	(51)%	14%	(18,111)	(15,850)	(27,492)	(21,121)	(36,946)	(36,794)	(84,091)	(40,785)	(38,708)

Contribution ex-TAC (1)	(3)%	(1)%	214,525	216,917	276,191	210,961	220,233	213,410	253,174	185,944	179,916
Marketing Solutions	(8)%	(4)%	177,969	186,088	228,378	182,124	193,333	192,317	219,245	168,510	162,280
Retail Media (2)	36%	19%	36,556	30,829	47,813	28,837	26,900	21,093	33,929	17,434	17,636

Cash flow from operating activities	(47)%	(81)%	13,972	74,930	66,012	51,179	26,360	77,362	44,080	51,156	33,377

Capital expenditures	18%	178%	15,452	5,564	10,145	15,957	13,128	13,780	22,302	12,898	18,532

Capital expenditures/Revenue	(1)ppt	(1)ppt	3%	1%	2%	3%	2%	3%	3%	3%	4%

Net cash position	15%	(5)%	562,546	589,343	515,527	497,458	489,521	520,060	488,011	626,744	578,181

Headcount	22%	7%	3,146	2,939	2,781	2,658	2,572	2,532	2,594	2,636	2,685

Days Sales Outstanding (days - end of month)	10 days	2 days	76	74	65	70	66	64	56	62	61

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures.

(2) Criteo operates as two reportable segments as of December 31, 2021. The table above presents the operating results of our Marketing Solutions and Retail Media segments. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, and reported under the retail media segment, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Contribution ex-TAC margin is expected to increase. Contribution ex-TAC is not impacted by this transition.